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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) September 20, 2002
                                                        ------------------


                         FIRST SOUTHERN BANCSHARES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-25478                   63-1133624
         --------                     ---------                  ----------
(State or other Jurisdiction of      (Commission               (IRS Employer
incorporation or organization)       File Number)            Identification No.)


                 102 South Court Street, Florence, Alabama 35630
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                    (Address of principal executive offices)


                                 (256) 764-7131
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)







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ITEMS 1, 2, 3, 4, 6, 8 AND 9.   NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.
         ------------

     On September 20, 2002, First Southern Bank (the "Bank"), the wholly-owned subsidiary of First Southern Bancshares, Inc. (the "Company"), completed the sale of assets and certain related liabilities of its Rogersville and Regency Mall branch offices to Bank Independent. The Company expects to realize a pre-tax gain between $1.5 million and $1.6 million upon the closing of the transaction. As a result of the closing of the transaction, the Bank's equity capital ratio exceeds 8% of total assets, which exceeds the 7% requirement imposed by the March 2002 Consent Order with the Federal Deposit Insurance Corporation and the Alabama State Banking Department.

     A copy of the Company's press release dated September 23, 2002 is attached hereto as Exhibit 99 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (a)    Financial Statements of Businesses Acquired:  Not applicable

         (b)    Pro Forma Financial Information:  Not applicable

         (c)    Exhibits

                Number          Description
                ------          -----------

                99              Press Release Dated September 23, 2002










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                                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIRST SOUTHERN BANCSHARES, INC.


Dated: September 25, 2002             By: /s/ B. Jack Johnson
                                          ----------------------------------
                                          B. Jack Johnson
                                          President and Chief Executive Officer